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                                                                                                   EXHIBIT 11
                                                                                                   ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
             PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                             (In thousands, except per-share amounts.)


                                                                         Years ended December 31
                                                                ------------------------------------------
                                                                   1996            1995            1994
                                                                ----------      ----------      ----------
Income (loss) from continuing operations.....................   $  (46,774)     $  996,226      $  592,128
  Add:
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted...............            -           1,582           2,413
                                                                ----------      ----------      ----------
Adjusted income (loss) from continuing operations............      (46,774)        997,808         594,541
Income from discontinued operations..........................      109,397          91,875          98,774
                                                                ----------      ----------      ----------
Adjusted net income..........................................   $   62,623      $1,089,683      $  693,315
                                                                ==========      ==========      ==========


Earnings (loss) per Common and Common Equivalent Share:
------------------------------------------------------
Weighted average common shares outstanding...................      189,694         187,644         184,124
  Weighted average common equivalent shares:
    Stock option and compensation plans......................        2,423           3,127           2,379
    Convertible debentures...................................            -           2,860           4,352
                                                                ----------      ----------      ----------
Weighted average common and common equivalent shares.........      192,117         193,631         190,855
                                                                ==========      ==========      ==========

Earnings (loss) per Common and Common Equivalent Share:
  Income (loss) from continuing operations...................   $     (.24)     $     5.15      $     3.12
  Income from discontinued operations........................          .57             .48             .51
                                                                ----------      ----------      ----------
  Net Income.................................................   $      .33      $     5.63      $     3.63
                                                                ==========      ==========      ==========


Earnings (loss) per Common Share Assuming Full Dilution:
-------------------------------------------------------
Weighted average common shares outstanding...................      189,694         187,644         184,124
  Weighted average common equivalent shares:
    Stock option and compensation plans......................        3,309           3,215           2,399
    Convertible debentures...................................            -           2,860           4,352
                                                                ----------      ----------      ----------
Weighted average common and common equivalent shares.........      193,003         193,719         190,875
                                                                ==========      ==========      ==========

Earnings (loss) per Common Share Assuming Full Dilution:
  Income (loss) from continuing operations...................   $     (.24)     $     5.15      $     3.11
  Income from discontinued operations........................          .56             .48             .52
                                                                ----------      ----------      ----------
  Net income.................................................   $      .32      $     5.63      $     3.63
                                                                ==========      ==========      ==========

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